UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 26, 2007

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26013 (Commission File Number)	84-1334687 (I.R.S. Employer Identification No.)

10635 Santa Monica Boulevard, Suite 120 Los Angeles, California 90025 (Address of principal executive offices) (zip code)

(310) 461-3600 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2007, the board of directors approved the issuance of 2,004,925 shares of common stock in exchange for $1,062,611. The Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), in the form attached hereto as Exhibit A, from eight different, non-affiliated, investors (the “Investors”). Under the terms of the Agreement, in exchange for $1,062,611, we issued the Investors a total of 2,004,925 shares of our common stock, and warrants, in the form attached hereto as Exhibit B (the “Warrants”), to purchase an additional 400,985 shares of our common stock at an exercise price of $0.53 per share. Under the terms of the Agreement we granted registration rights to the Investors for both the purchased shares and the shares underlying the warrants.

On September 26, 2007, the board of directors approved the issuance of 2,933,475 shares of common stock in exchange of $1,592,573.07 of trade vendor commitments converted to equity. We have signed Conversion Notices, attached hereto as Exhibit C, from 17 different trade vendors representing $1,592,573.07 of trade vendor commitments.

Item 1.02 Termination of a Material Definitive Agreement.

On May 23, 2007, we entered into a Loan and Security Agreement (“Loan Agreement”) with Comerica Bank (“Comerica”). The Loan Agreement provided for a working capital line of credit of up to $2.0 million, based on 65% of eligible accounts receivable, secured by a first lien on substantially all of our assets, including intellectual property. We paid a $10,000 origination fee in connection with the closing of the credit facility. In addition the line of credit was documented by Intellectual Property Security Agreements, Unconditional Guarantees, and Third Party Security Agreements, which were executed by three subsidiaries of the Company (Auriga Operations, Inc., Stesso Pharmaceuticals LLC, and Auriga Pharmaceuticals LLC) (collectively, with the Loan Agreement, the “Loan Documents”). The Loan Agreements were the subject of a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007.

On September 27, 2007, by mutual agreement of the parties, the Loan Agreements were terminated. No further moneys are owed by the Company to Comerica under the Loan Agreement.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On September 26, 2007, we entered into the Stock Purchase Agreement, from eight different, non-affiliated, Investors. Under the terms of the Agreement, in exchange for $1,062,611, we issued the Investors a total of 2,004,925 shares of our common stock, and Warrants, to purchase an additional 400,985 shares of our common stock at an exercise price of $0.53 per share. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were accredited.

On September 26, 2007, the board of directors approved the issuance of 2,933,475 shares of common stock in exchange of $1,592,573.07 of trade commitments converted to equity. We have signed Conversion Notices from 17 different trade vendors representing $1,592,573.07 of trade vendor commitments. The issuances will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors are sophisticated investors or have a pre-existing relationship with the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement

10.2	Form of Warrant

10.3	Form of Conversion Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2007	Auriga Laboratories, Inc.
a Delaware corporation

/s/ Philip S. Pesin
By: Philip S. Pesin
Its: Chief Executive Officer